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                                                                   Exhibit j(ii)

                            [LETTERHEAD OF VENABLE]
                               [ATTORNEY AT LAW]


                                 April 25, 2003


W.P. Stewart & Co. Growth Fund, Inc.
527 Madison Avenue
New York, NY 10022

Ladies and Gentlemen:

     On April 27, 2001, this firm issued its opinion concerning the due organization of the W.P. Stewart & Co. Growth Fund, Inc. (the "Company") and the validity of the issuance of 343,327.86 shares of its common stock (the "Opinion"). The Company is preparing to issue its Post-Effective Amendment (No. 12 under the Securities Act of 1933 and No. 13 under the Investment Company Act of 1940), and plans to attach a copy of the Opinion as an exhibit to such filing. We hereby consent to the attachment of the Opinion as an exhibit, as proposed.

                                    Very truly yours,


                                    /s/ Thomas W. W. Haines
                                        Thomas W. W. Haines

TWWH/pjr